EXHIBIT 10.2

                                  LIMITED RENT
                                    GUARANTY

         THIS LIMITED RENT GUARANTY ("Guaranty") is made as of the 29th day of December, 1998 by MARRIOTT INTERNATIONAL, INC., having an address at Marriott Drive, Washington, D.C. 20058 (hereinafter referred to as "Guarantor") and HOSPITALITY PROPERTIES TRUST ("HPT") and HPTMI III PROPERTIES TRUST ("HPTMI"), having an address at 400 Centre Street, Newton, Massachusetts 02458 (HPTMI together with HPT and their permitted successors and assigns, hereinafter referred to as "Landlord").

                                    RECITALS

         WHEREAS, HPTMI and CRTM17 Tenant Corporation, a Delaware corporation (hereinafter referred to as "Tenant") have agreed to enter into various leases, from time to time for certain hotels located or to be located in the United States (hereinafter collectively referred to as the "Leases" and individually as the "Lease") pursuant to the terms of a certain Purchase and Sale Agreement dated even date herewith (the "Agreement") in connection with the sale of seventeen (17) hotels from Affiliated Persons of Guarantor to Landlord (the "Properties"); and

         WHEREAS, Guarantor owns all of the stock in Tenant, and it is a condition precedent to the Landlord's entering into the Leases with Tenant that Guarantor guarantee payment of Guaranteed Rent (defined herein) under the Leases; and

         WHEREAS, the transactions contemplated by the Agreement and the Leases are of direct, material and substantial benefit to Guarantor; and

         WHEREAS, words not otherwise defined herein, whether or not capitalized herein, shall have the meanings given to them in each Lease.

         NOW, THEREFORE, WITNESSETH, in consideration of the agreement of Landlord to enter into the Leases with Tenant and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants and agrees as follows:

                                    SECTION 1

                                    GUARANTY

         Subject to the terms and provisions of this Guaranty, Guarantor hereby unconditionally guarantees to Landlord the full, complete, and timely payment by Tenant of all Minimum Rent (as defined in each Lease) and Additional Rent (as defined in each Lease) (hereinafter collectively referred to as "Guaranteed Rent") due and payable under all of the Leases for the Guaranty Term, without deduction by reason of any setoff (except to

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the extent of any set-offs to which Tenant is expressly entitled pursuant to the terms of the Leases), defense, or counterclaim. For purposes hereof, it is expressly understood and agreed that "Guaranteed Rent" shall not include any sums for damages arising from an Event of Default or termination of any Lease, specifically including damages relating to the acceleration of any rent due under any Lease in excess of the Minimum Rent and Additional Rent payable during the Guaranty Term in accordance with the terms of the Leases. In the event that there is an Event of Default by Tenant pursuant to the terms of a Lease, Landlord hereby agrees to use reasonable efforts to mitigate its damages.

         A. If during the Guaranty Term Tenant shall fail to pay all or any portion of the Guaranteed Rent when due, Guarantor shall pay (without first requiring the Landlord to proceed against Tenant, any other person, or any other security) to Landlord all Guaranteed Rent due and unpaid. Guarantor shall make payment of such Guaranteed Rent within four (4) Business Days of receipt by Guarantor of notice from Landlord of Tenant's failure to pay such Guaranteed Rent. Interest at the Disbursement Rate shall accrue and be owing and due by Guarantor to Landlord for any Guaranteed Rent not paid within such four (4) Business Day period.

                  Notwithstanding the above, in the event that there is an Exercise of Rights by Landlord (as defined hereinafter in Section 6.B hereof), the above-referenced period of "four (4) Business Days" shall be "ten (10) Business Days."

         B. In the event Guarantor and Tenant should each pay the same Guaranteed Rent, Landlord shall promptly return to Guarantor the Guaranteed Rent paid by Guarantor.

                                    SECTION 2

                                TERM OF GUARANTY

         Guarantor's obligations hereunder shall be limited to Guaranteed Rent accruing during a period commencing on the date hereof and shall continue in effect as set forth in subsections A. and B. hereinbelow (the "Guaranty Term"):

         A. The Guaranty Term shall continue until the first to occur of the following events, and thereafter as provided in subsection B.

                  (i) the expiration of six (6) full Accounting Periods after the expiration of the Accounting Period in which the last of the seventeen (17) Properties has been acquired by Landlord, or

                  (ii) the expiration of nineteen (19) full Accounting Periods after the expiration of the Accounting Period in which the first Property has been acquired by Landlord.

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         B. Expiration of Term. Thereafter,  the Guaranty Term shall continue in full force and effect until, and shall terminate on the first to occur of one of the following events:

                  (i) 11:59 p.m. on the last day of the Accounting Period ending closest to September 30, 2005; or

                  (ii) the expiration of the first entire Fiscal Year of Tenant in which the Aggregate Amount Funded (as defined herein) exceeds twenty percent (20%) of the Total Property Purchase Price (as defined herein) paid to Guarantor or its Affiliated Persons for the Properties which were acquired by Landlord.

                  The Aggregate Amount Funded shall be determined annually, in arrears, at the end of each Fiscal Year, except that no such determination shall be required for the Fiscal Year of Tenant which includes, or is subsequent to, the Accounting Period ending closest to September 30, 2005. Tenant and/or Guarantor shall make such determination and give notice to Landlord of such amount within one hundred twenty (120) days of the expiration of the then applicable Fiscal Year. This determination shall be deemed conclusively accurate unless Landlord gives written notice to Tenant and/or Guarantor of its objections to such determination within thirty (30) days of its receipt of Tenant's and/or Guarantor's determination.

                  To establish that the Aggregate Amount Funded has exceeded twenty percent (20%) of the Total Property Purchase Price within the applicable Fiscal Year, Guarantor shall send a notice to Landlord, including the following documents: (i) a letter from Guarantor's auditor affirming that the auditor has reviewed the Aggregate Amount Funded determination for each Fiscal Year and has found no material errors or omissions therein (or such other similar statement as the auditor's policies and procedures then permit the auditor to make in providing review and confirmation of calculations of this kind), (ii) a certificate of an officer of Guarantor affirming the accuracy and completeness of the Aggregate Amount Funded determination, and (iii) a copy of the calculation of the Aggregate Amount Funded determination.

                  Landlord, at its sole cost and expense (except as provided hereinbelow), shall be entitled to perform an independent audit to confirm the accuracy of the Aggregate Amount Funded determination submitted by Guarantor, such audit to be commenced not later than ninety (90) days after Tenant or Guarantor submits its

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

                  determination, and, in the event that Guarantor's determination is shown to be materially inaccurate in Guarantor's favor (which the parties agree shall constitute a deviation of 3% or more), the cost of the audit shall be borne by Guarantor. If such independent audit establishes that the Aggregate Amount Funded did not exceed twenty percent (20%) of the Total Property Purchase Price, this Guaranty shall continue in full force and effect.

                  or

                  (iii) the date on which Minimum Rent Coverage (as defined herein) equals or exceeds one hundred and thirty percent (130%) of the Minimum Rent for four (4) consecutive Fiscal Quarters (for clarification, it is agreed that such date shall be the last day of such fourth consecutive Fiscal Quarter). To establish that the Minimum Rent Coverage has met the 130% standard set forth hereinabove, Guarantor shall send a notice to Landlord, which notice shall include: (i) a letter from Guarantor's auditor affirming that the auditor has reviewed the Minimum Rent Coverage determination for each quarter and has found no material errors or omissions therein (or such other similar statement as the auditor's policies and procedures then permit the auditor to make in providing review and confirmation of calculations of this kind), (ii) a certificate of an officer of Guarantor affirming the accuracy and completeness of the Minimum Rent Coverage determination, and (iii) a copy of the calculation of the Minimum Rent Coverage determination.

                  Landlord, at its sole cost and expense (except as provided hereinbelow), shall be entitled to perform an independent audit to confirm the accuracy of the Minimum Rent Coverage determination submitted by Guarantor, such audit to be commenced not later than ninety (90) days after Tenant or
                  Guarantor submits its audit, and, in the event that Guarantor's determination is shown to be materially inaccurate in Guarantor's favor (which the parties agree shall constitute a deviation of 3% or more), the cost of the audit shall be borne by Guarantor. If such independent audit establishes that the Minimum Rent Coverage did not exceed the aforementioned one hundred and thirty percent (130%) this Guaranty shall continue in full force and effect.

         "Aggregate Amount Funded" is the cumulative amount of Guaranteed Rent paid by Tenant (pursuant to the terms of the Leases for all of the Properties acquired by Landlord) and Guarantor (pursuant to the terms of this Guaranty) in excess of total cumulative Cash Available for Lease Payment for the time period beginning on the

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

         earlier to occur of: (i) the expiration of six full Accounting Periods after the expiration of the Accounting Period in which the last of the seventeen (17) Properties is purchased by Landlord, or (ii) the expiration of nineteen (19) full Accounting Periods after the expiration of the Accounting Period in which the first Property has been acquired by Landlord.

         "Minimum Rent Coverage" is Cash Available For Lease Payment (as defined herein) for all of the Properties acquired by Landlord divided by Minimum Rent for all of the Properties acquired by Landlord, each calculated for each Fiscal Quarter.

         "Cash Available For Lease Payment" is defined as Total Hotel Sales for all of the Properties from the date each is acquired by Landlord less Property Expenses for all of the Properties from the date each is acquired by Landlord; provided, however, for purposes of calculating Minimum Rent Coverage, Cash Available for Lease Payment shall be determined assuming an annual deposit by Tenant into the Reserve of an amount equal to (a) 5% of Total Hotel Sales for each of the (i) the St. Louis and Nashville full service hotels, (ii) the Residence Inn By Marriott Hotels, (iii) Courtyard By Marriott Hotels and (b) 6% of Total Hotel Sales for each of the Towneplace Suites By Marriott Hotels.

         "Property Expenses" is defined on Exhibit A attached hereto.

         "Total Property Purchase Price" is defined as the sum of the Allocable Purchase Prices (as defined in the Agreement), from time to time, paid by Landlord for the Properties.

         C. Early Termination. Notwithstanding any term or provision to the contrary contained herein, if either of the following events shall occur, this Guaranty shall terminate in its entirety on the earlier to occur of:

                  (i) a transfer of any of the Properties by Landlord (other than to HPT or to any wholly owned subsidiary of HPT) for which the Minimum Rent Coverage determined solely for the Property(ies) being transferred exceeds the Minimum Rent Coverage for the Collective Leased Properties for the then most recently ended Fiscal Quarter; provided, however, any transfer to a Superior Mortgagee pursuant to Article 20 of the Lease will not be deemed to be a transfer pursuant to this subsection (i), or

                  (ii) a transfer of any of the Properties by Landlord to a Person who meets any one of the criteria set forth in Section 15.1(i), (ii),
(iii) or (iv) of the Lease.

                  Within fifteen (15) Business Days of its receipt of hereinafter described Notice from Landlord, Guarantor hereby agrees that it will give Notice to Landlord whether or not Guarantor would declare this Guaranty terminated due to the occurrence of either event set forth hereinabove. Any Notice from Landlord must contain such

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

information as may be reasonably necessary for Guarantor to determine if either event would occur, including all information necessary for Guarantor to determine if the events set forth in Section 15.1(i), (ii), (iii) or (iv) of the Lease would occur.

                                    SECTION 3

                      TERMINATION AS TO SPECIFIC PROPERTIES

         In the event any of the following events shall occur, this Guaranty shall be modified, as set forth hereinbelow:

         A. The termination of a Lease of a Property, or Properties pursuant to the terms and provisions of the Lease, other than a termination due to an Event of Default by Tenant, or

         B. The transfer by Landlord of a Property, or Properties, pursuant to the terms and provisions of the Lease, other than a transfer to HPT or to any wholly owned subsidiary of HPT, or as permitted by Article 20 of the Lease.

         As used herein, the term "Deleted Property" shall mean that Property or Properties referenced in Subsections A and/or B hereinabove.

         In the event either of the above-described events shall occur (a) the Guaranty shall not apply to the Guaranteed Rent for the Deleted Property accruing from and after the date of such event, and (b) with respect to all periods subsequent to the events set forth in subsections A and/or B hereinabove, the terms "Minimum Rent Coverage", "Cash Available for Lease Payment" and "Total Property Purchase Price" shall refer only to the Properties other than the Deleted Property, and the term "Aggregate Amount Funded" shall refer to the sum of (i) all Guaranteed Rent paid by Tenant and Guarantor pursuant to Leases for all of the Properties up to the date of such event, and
(ii) all Guaranteed Rent paid by Tenant and Guarantor pursuant to Leases for Properties other than Deleted Properties from and after the date of such event.

                                    SECTION 4

                                CONSENT TO LEASE

         Guarantor hereby unconditionally consents to the terms, covenants, and conditions of the Leases.

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
                                    SECTION 5

                              WAIVERS BY GUARANTOR

         Guarantor hereby waives notice of acceptance of this Guaranty by Landlord and any and all notices and demands of every kind and description which may be required to be given by any statute or rule of law. Guarantor agrees that the liability of Guarantor hereunder shall in no way be affected, diminished, or released by (i) any forbearance or indulgence which may be granted to Tenant (or to any successor thereto or to any person or entity which shall have assumed the obligations thereof), or (ii) any waiver of any term, covenant, or condition in the Leases by Landlord, or (iii) the acceptance of additional security.

                                    SECTION 6

                             ENFORCEMENT BY LANDLORD

         A. Other Rights: Subject to the terms and provisions of this Section, Guarantor agrees that this Guaranty may be enforced by Landlord without enforcing any rights it may have against any other Person or any collateral. Guarantor further agrees that nothing herein contained shall prevent Landlord from suing on any of the Leases or from exercising any other right available to it under the Leases or against any other Person. The exercise of any of the aforementioned rights shall not constitute a legal or equitable discharge of Guarantor, it being the purpose and intent of Guarantor that its obligations under this Guaranty shall be absolute and unconditional until the termination of this Guaranty pursuant to the terms of this Guaranty.

         B. Exercise of Rights: Notwithstanding any term or provision contained in the Guaranty to the contrary, in the event Landlord or any Affiliated Person shall become the record or beneficial owner of the issued and outstanding shares of stock of Tenant, pursuant to the exercise of rights (the "Exercise of Rights") contained in the Indemnity Pledge and Security Agreement dated even date herewith by Guarantor, as pledgor, and Landlord, as pledgee, this Guaranty shall be modified, as follows:

                  (i) From and after the date of an Exercise of Rights for purposes of determining the amount of Guaranteed Rent which Guarantor is liable hereunder, Tenant shall be conclusively deemed to have paid to Landlord all of the Cash Available for Lease Payment (up to the full amount of Guaranteed Rent due), calculated on an Accounting Period by Accounting Period, and not a cumulative basis.

                  (ii) From and after the date of an Exercise of Rights, Landlord shall cause Tenant to supply to Guarantor all information as Guarantor may reasonably request in writing to aid Guarantor in determining the Aggregate Amount Funded, Minimum Rent Coverage and Cash Available for Lease Payment.

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

                  (iii) From and after the date of an Exercise of Rights, Landlord shall thereafter pay to Guarantor all Retained Funds at such time or times as the Retained Funds would otherwise be owing and due to Tenant, subject to the provisions of the applicable Lease(s).

         C. Payment of Expenses: Guarantor agrees, as principal obligor and not as a guarantor only, to pay to Landlord forthwith upon demand, in immediately available Federal funds, all costs and expenses to third parties (including court costs and reasonable legal expenses) incurred or expended by Landlord in connection with the enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the Disbursement Rate. Guarantor's covenants and agreements set forth in this section shall survive the termination of this Guaranty.

                                    SECTION 7

                       CLAIMS BY GUARANTOR AGAINST TENANT

         Nothing hereunder contained shall operate as a release or discharge, in whole or in part, of any claim of Guarantor against Tenant by subrogation or otherwise, by reason of any act done or any payment made by Guarantor pursuant to the provisions of this Guaranty; but all such claims shall be subordinate to the claims of Landlord.

                                    SECTION 8

                                     NOTICES

         A. Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Guaranty shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         B. All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Guaranty upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Guaranty a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

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

         C.       All such notices shall be addressed,

if to Landlord to:

                  c/o Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  Mr. John G. Murray
                  [Telecopier No. (617) 969-5730]

with a copy to

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Jennifer B. Clark, Esq.
                  [Telecopier No. (617) 338-2880]

if to Guarantor to:

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52-924.11
                  Bethesda, Maryland  20817
                  Attn:  Treasurer
                  [Telecopier No. (301) 380-5067]

with a copy to

                  Marriott International, Inc.
                  10400 Fernwood Road, Dept. 52-923.00
                  Bethesda, Maryland  20817
                  Attn:  U.S. Lodging Operations Attorney
                  [Telecopier No. (301) 380-6727]

         D. By notice given as herein provided the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

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                                    SECTION 9

                          APPLICABLE LAW; JURISDICTION

         Guarantor hereby acknowledges, consents, and agrees (i) that the provisions of this Guaranty and the rights of all parties mentioned herein shall be governed by the laws of the State of Maryland and interpreted and construed in accordance with such laws (excluding Maryland conflict of laws) and (ii) that the United States District Court of the District of Maryland and any court of competent jurisdiction in the State of Maryland shall have jurisdiction in any proceeding instituted to enforce this Guaranty, and any objections to venue are hereby waived.

                                   SECTION 10

                                 BINDING EFFECT

         The rights, powers, privileges, and discretions (hereinafter referred to as the "rights") to which Landlord may be entitled hereunder shall inure to the benefit of Landlord and Landlord's successors and assigns. All the rights of Landlord are cumulative and not alternative and may be enforced successively or concurrently. Failure of Landlord to exercise any of its rights shall not be deemed a waiver thereof, and no waiver of any of its rights shall be deemed to apply to any other rights. The terms, covenants, and conditions of or imposed upon Guarantor herein shall be binding upon the successors and assigns of Guarantor.

                                   SECTION 11

                                  SEVERABILITY

         In case any provision (or any part of any provision) contained in this Guaranty shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.

                                   SECTION 12

                                     GRAMMAR

         When used herein, the singular shall include the plural; the plural the singular; and the use of any gender shall be applicable to all genders.

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

                                   SECTION 13

                               TIME OF THE ESSENCE

         Time is of the essence.

                                   SECTION 14

                                    CAPTIONS

         The captions appearing in this Guaranty are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of the sections of this Guaranty nor in any way affect this Guaranty.

                                   SECTION 15

                                  MISCELLANEOUS

         A. Unenforceability of Guaranteed Obligations, Etc. If Tenant is for any reason (other than by reason of any waiver, discharge or other event pursuant to the terms of the Leases) under no legal obligation to pay any of the Guaranteed Rent, or if any other moneys included in the Guaranteed Rent have become unrecoverable from Tenant by operation of law or for any other reason, the obligations of Guarantor contained in this Agreement shall nevertheless remain in full force and effect and shall be binding upon Guarantor.

         B. Consents and Waivers. Guarantor hereby acknowledges receipt of correct and complete copies of the Leases, and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance therewith, and waives (a) notice of any default hereunder and any default, breach or nonperformance of Event of Default with respect to any of the Guaranteed Rent under the Leases, (b) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against Tenant, under or pursuant to the Leases, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of Landlord in connection therewith, and (c) to the extent Guarantor lawfully may do so, any and all demand and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Guaranty, or the Leases or the Guaranteed Rent; provided, however, that after any Exercise of Rights by Landlord, Landlord shall not amend the Leases to increase the amount of Minimum Rent or Additional Rent payable without Guarantor's consent and Landlord shall give Guarantor copies of any Notices of Default pursuant to the Leases.

         C. No Impairment. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall not be affected or impaired by any waiver by Landlord

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

of all of the Guaranteed Rent or the performance or observance by Tenant of any of the agreements, covenants, terms or conditions contained in the Lease or any indulgence in or the extension of the time for payment or performance by Tenant of any amounts payable under or in connection with the Leases or any other instrument or agreement relating to the Guaranteed Rent or of the time for performance by Tenant of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof, or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of Tenant set forth in any of the Leases, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of Tenant or insolvency, bankruptcy, or other similar proceedings affecting Tenant or any assets of Tenant, or the release or discharge of Tenant from the performance or observance of any agreement, covenant, term or condition contained in any agreement, covenant, term or condition contained in any of the foregoing by operation of law, or any other cause, whether similar or dissimilar to the foregoing.

         D. Reimbursement, Subrogation, Etc. Guarantor hereby covenants and agrees that it shall not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against Tenant or any other person with respect to the Guaranteed Rent prior to the payment in full of the obligations of Tenant under the Leases. Until all obligations of Tenant under the Leases shall have been paid and performed in full, Guarantor shall have no right of subrogation, and Guarantor waives any defense it may have based upon any election of remedies by Landlord which destroys Guarantor's subrogation rights or Guarantor's rights to proceed against Tenant for reimbursement, (including, without limitation, any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Tenant in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to Landlord).

         E. Remedies Cumulative. No remedy herein conferred upon Landlord is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         F. HPT's Liability. THE DECLARATION OF TRUST ESTABLISHING HPT AND HPTMI, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT. ALL PERSONS DEALING WITH HPT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

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         G.  Counterpart.  The parties agree that this Limited Rent Guaranty may be signed in counterpart.

         IN WITNESS WHEREOF, Guarantor has caused this instrument to be duly executed under seal and delivered as of the date first above written.

ATTEST:                                      GUARANTOR:

                                             MARRIOTT INTERNATIONAL, INC.


/s/  Aliza L. Carrino                        By: /s/ Catherine L. Young  (SEAL)
                                             Name:  Catherine L. Young
                                             Title:  Authorized Signatory


                                             LANDLORD:

                                             HOSPITALITY PROPERTIES TRUST


/s/ Jennifer B. Clark                        By: /s/ John G. Murray      (SEAL)
                                                 Name: John Murray
                                                 Title: President


                                             HPTMI III PROPERTIES TRUST


/s/ Jennifer B. Clark                        By:/s/ John G. Murray      (SEAL)
                                                Name: John Murray
                                                Title: President

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                                    EXHIBIT A

                                Property Expenses


         The term "Property Expenses" shall mean the sum of the following items, to the extent incurred consistent with the terms of the Leases:

         1. the cost of sales, including, without limitation, compensation, fringe benefits, payroll taxes and other costs related to employees of Tenant and/or the Manager (the foregoing costs shall not include salaries and other employee costs of executive personnel of Tenant and/or the Manager who do not work at the Properties on a regular basis; except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any general manager or other supervisory personnel assigned to a "cluster" of hotels which includes the Properties);

         2. departmental expenses incurred at departments within the Properties; administrative and general expenses; the cost of marketing incurred by the Properties; advertising and business promotion incurred by the Properties; heat, light, and power; computer line charges; and routine repairs, maintenance and minor alterations not paid from the Reserve;

         3. the cost of Inventories and FAS consumed in the operation of the Properties;

         4. a reasonable reserve for uncollectible accounts receivable as determined by the Tenant and/or Manager;

         5. all costs and fees of independent professionals or other third parties who are retained by Tenant and/or Manager to perform services required or permitted hereunder;

         6. all costs and fees of technical consultants and operational experts who are retained or employed by Tenant, Manager and/or Affiliates of the Tenant or Manager for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Properties at training and manpower development programs sponsored by Tenant and/or Manager;

         7. the fees and other charges paid pursuant to the terms of the Franchise Agreement, including all franchise fees and royalty fees;

         8. insurance costs and expenses as provided in Article 9 of the Leases;

         9. taxes, if any, payable by or assessed against Tenant and/or Manager related to this Agreement or to Franchisor and/or Manager's operation of the Properties (exclusive of Tenant's and/or Manager's income taxes) and all Impositions; and

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


         10. such other costs and expenses incurred by Tenant and/or Manager as are specifically provided for elsewhere in the Leases or are otherwise reasonably necessary for the proper and efficient operation of the Hotel, provided, however, it shall not include any fees paid to the Manager pursuant to the terms of any Management Agreement.




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